Exhibit 99.1

• RLI Corp.	NEWS RELEASE 9025 N. Lindbergh Drive | Peoria, IL 61615-1431 P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Reports Second Quarter 2013 Results

PEORIA, ILLINOIS, July 17, 2013 — RLI Corp. (NYSE: RLI) — RLI Corp. reported second quarter 2013 operating earnings of $27.5 million ($1.27 per share), compared to $25.2 million ($1.17 per share) for the second quarter of 2012. For the six months ended June 30, 2013, operating earnings were $49.9 million ($2.31 per share) compared to $45.8 million ($2.13 per share) for the same period in 2012.

	Second Quarter
Earnings Per Diluted Share	2013	2012
Operating earnings (1)	$1.27	$1.17
Net earnings	$1.38	$1.15

(1) See discussion of non-GAAP financial measures on page 2.

Highlights for the quarter included:

•                  11% growth in gross premiums written and 15% growth in net premiums written.

•                  Underwriting income of $25.6 million, resulting in a combined ratio of 83.4.

•                  $24.6 million net increase in underwriting income resulting from favorable development on prior years’ loss reserves.

•                  $8.8 million net decrease in underwriting income resulting from 2013 spring storms.

•                  Book value per share of $38.64, an increase of 3.2% from year end 2012.

“Our underwriters delivered excellent results, as evidenced by the 83 combined ratio and 11% growth in gross premiums written this quarter,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Premium production continues to benefit from improved market conditions and newer product initiatives, particularly within our casualty segment.”

“Our performance during the quarter showcases RLI’s underwriting-focused business model and well-diversified product portfolio, which enable the agile pursuit of new underwriting opportunities and the consistent delivery of superior results,” said Michael.

Underwriting income

RLI achieved $25.6 million of underwriting income in the second quarter of 2013 on an 83.4 combined ratio, compared to $21.6 million of underwriting income on an 84.7 combined ratio in the same quarter for 2012.

Underwriting Income (Loss)	Second Quarter
(in millions)	2013	2012
Casualty	$14.6	$11.0
Property	2.2	(0.3)
Surety	8.8	10.9
Total	$25.6	$21.6

	Second Quarter
Combined Ratio	2013	2012
Casualty	81.3	83.2
Property	95.6	100.6
Surety	67.2	58.2
Total	83.4	84.7

Results for 2013 include $24.6 million in favorable development in prior years’ loss reserves, compared to $26.5 million in favorable development in prior years’ loss reserves in 2012. Partially offsetting the favorable results in both periods were spring storm losses of $8.8 million in 2013 and $12.0 million in 2012.

RLI reported year-to-date underwriting income of $45.4 million representing an 84.8 combined ratio through June 30, 2013, versus $36.6 million of underwriting income representing an 86.9 combined ratio for the same period last year.

—more—

Other income

RLI’s net investment income for the quarter declined 13.3% to $12.8 million, compared to the same period in 2012. For the six-month period ended June 30, 2013, investment income was $25.7 million versus $30.1 million for the same period in 2012. The investment portfolio’s total return was -1.8% for the quarter. The bond portfolio’s return was -2.9% in the quarter, which was largely due to an increase in interest rates, while the equity portfolio gained 2.4%. Through six months, the investment portfolio’s total return was 0.7% with the bond portfolio returning -2.7% and equities returning 14.3%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were -$3.6 million (-$0.17 per share) for the quarter compared to $30.6 million ($1.42 per share) for the same quarter in 2012. Year-to-date comprehensive earnings were $38.8 million ($1.79 per share), compared to $69.5 million ($3.23 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investee was $4.6 million compared to $4.1 million from the same period last year. These results are related to Maui Jim, Inc., a producer of premium sunglasses. For the six-month period ended June 30, 2013, equity in earnings of unconsolidated investee was $8.1 million versus $7.1 million in 2012.

Dividend paid in the second quarter 2013

On June 20, 2013, the company paid a dividend of $0.34 per share, its 148th consecutive quarterly dividend paid to shareholders. This dividend represents a $0.02 increase over the prior quarter, marking the 38th consecutive year that RLI has increased its dividend.

Non-GAAP measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

During the second quarter, the Company’s A+ “Superior” financial strength rating was affirmed by A.M. Best for the following RLI insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company.

At 10 a.m. central time (CT) tomorrow, July 18, 2013, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at www.media-server.com/m/p/e95efvm5.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2012.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2013	2012	2013	2012
	2nd Qtr	2nd Qtr	6 Mos.	6 Mos.
Operating Earnings Per Share	$1.27	$1.17	$2.31	$2.13

Specific items included in operating earnings per share: (1) (2)
• Favorable development on casualty prior years’ reserves	$0.55	$0.47	$0.85	$0.65
• Favorable development on property prior years’ reserves	$0.02	$0.11	$0.02	$0.18
• Favorable development on surety prior years’ reserves	$0.13	$0.22	$0.14	$0.17
• Catastrophe impact
• 2013 spring storms	$(0.26)	$—	$(0.26)	$—
• 2012 and prior spring storms	$—	$(0.39)	$(0.01)	$(0.39)
• 2012 and prior hurricanes	$0.04	$0.03	$0.05	$0.06

(1)   Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)   Reserve development reflects changes from previously estimated losses.

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$154,553	$141,584	9.2%	$298,704	$278,864	7.1%
Net investment income	12,847	14,826	-13.3%	25,733	30,119	-14.6%
Net realized investment gains (losses)	3,742	(664)	—	7,426	10,752	-30.9%
Consolidated revenue	171,142	155,746	9.9%	331,863	319,735	3.8%

Loss and settlement expenses	65,607	61,005	7.5%	127,055	122,888	3.4%
Policy acquisition costs	51,502	48,173	6.9%	101,838	96,370	5.7%
Other insurance expenses	11,885	10,783	10.2%	24,454	23,042	6.1%
Interest expense on debt	1,513	1,525	-0.8%	3,025	3,025	0.0%
General corporate expenses	1,692	1,815	-6.8%	4,078	3,802	7.3%
Total expenses	132,199	123,301	7.2%	260,450	249,127	4.5%

Equity in earnings of unconsolidated investee	4,633	4,123	12.4%	8,132	7,069	15.0%

Earnings before income taxes	43,576	36,568	19.2%	79,545	77,677	2.4%
Income tax expense	13,674	11,820	15.7%	24,796	24,891	-0.4%
Net earnings	$29,902	$24,748	20.8%	$54,749	$52,786	3.7%

Other comprehensive earnings (loss), net of tax	(33,481)	5,890	—	(15,928)	16,666	—

Comprehensive earnings (loss)	$(3,579)	$30,638	—	$38,821	$69,452	-44.1%

Operating earnings: (1)

Net earnings	$29,902	$24,748	20.8%	$54,749	$52,786	3.7%

Less: Realized investment gains (losses), net of tax	2,432	(431)	—	4,827	6,989	-30.9%
		—			—
Operating earnings	$27,470	$25,179	9.1%	$49,922	$45,797	9.0%

Return on Equity:
Net earnings (trailing four quarters)				12.5%	12.8%
Comprehensive earnings (trailing four quarters)				11.7%	16.4%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,670	21,514		21,634	21,521

EPS from operations (1)	$1.27	$1.17	8.5%	$2.31	$2.13	8.5%
Realized gains (losses), net of tax	0.11	(0.02)	—	0.22	0.32	-31.3%
Net earnings per share	$1.38	$1.15	20.0%	$2.53	$2.45	3.3%

Comprehensive earnings (loss) per share	$(0.17)	$1.42	—	$1.79	$3.23	-44.6%

Cash dividends per share	$0.34	$0.32	6.3%	$0.66	$0.62	6.5%

Net Cash Flow provided by (used in) Operations	$33,109	$(28,806)	—	$26,781	$(32,053)	—

(1)  See discussion of non-GAAP financial measures on page 2.

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2013	2012	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,400,161	$1,390,317	0.7%
(amortized cost - $1,381,425 at 6/30/13)
(amortized cost - $1,306,084 at 12/31/12)
Equity securities	416,814	375,788	10.9%
(cost - $240,066 at 6/30/13)
(cost - $240,287 at 12/31/12)
Cash and cash equivalents	23,573	74,776	-68.5%
Total investments and cash	1,840,548	1,840,881	0.0%

Premiums and reinsurance balances receivable	159,297	139,355	14.3%
Ceded unearned premiums	79,493	73,192	8.6%
Reinsurance recoverable on unpaid losses	339,132	359,884	-5.8%
Deferred acquisition costs	62,007	52,344	18.5%
Property and equipment	34,491	27,987	23.2%
Investment in unconsolidated investee	60,004	52,128	15.1%
Goodwill and intangibles	75,463	76,113	-0.9%
Other assets	25,240	22,748	11.0%
Total assets	$2,675,675	$2,644,632	1.2%

Unpaid losses and settlement expenses	1,111,491	1,158,483	-4.1%
Unearned premiums	429,858	369,346	16.4%
Reinsurance balances payable	41,232	43,959	-6.2%
Funds held	57,759	56,633	2.0%
Debt - notes payable	100,000	100,000	0.0%
Income taxes - deferred	51,586	55,566	-7.2%
Accrued expenses	34,895	49,933	-30.1%
Other liabilities	24,217	14,349	68.8%
Total liabilities	1,851,038	1,848,269	0.1%
Shareholders’ equity	824,637	796,363	3.6%
Total liabilities & shareholders’ equity	$2,675,675	$2,644,632	1.2%

OTHER DATA

Common shares outstanding (in 000’s)	21,341	21,263

Book value per share	$38.64	$37.45	3.2%
Closing stock price per share	$76.41	$64.66	18.2%
Cash dividends per share - ordinary (annualized)	$1.34	$1.26	6.3%
Cash dividends per share - special	$—	$5.00	—

Statutory Surplus	$772,492	$684,072	12.9%

RLI CORP.

2013 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended June 30,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2013

Gross premiums written	$123,486		$102,454		$30,100		$256,040
Net premiums written	99,247		71,937		28,765		199,949
Net premiums earned	78,372		49,619		26,562		154,553
Net loss & settlement expenses	35,530	45.3%	28,911	58.3%	1,166	4.4%	65,607	42.4%
Net operating expenses	28,228	36.0%	18,486	37.3%	16,673	62.8%	63,387	41.0%
Underwriting income	$14,614	81.3%	$2,222	95.6%	$8,723	67.2%	$25,559	83.4%

2012

Gross premiums written	$104,314		$97,209		$28,361		$229,884
Net premiums written	76,764		70,341		26,308		173,413
Net premiums earned	65,705		49,848		26,031		141,584
Net loss & settlement expenses	30,928	47.1%	32,387	65.0%	(2,310)	-8.9%	61,005	43.1%
Net operating expenses	23,726	36.1%	17,751	35.6%	17,479	67.1%	58,956	41.6%
Underwriting income (loss)	$11,051	83.2%	$(290)	100.6%	$10,862	58.2%	$21,623	84.7%

		GAAP		GAAP		GAAP		GAAP
Six Months Ended June 30,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2013

Gross premiums written	$226,937		$166,474		$56,421		$449,832
Net premiums written	181,744		117,529		53,642		352,915
Net premiums earned	151,341		94,600		52,763		298,704
Net loss & settlement expenses	76,825	50.8%	44,045	46.6%	6,185	11.7%	127,055	42.5%
Net operating expenses	55,798	36.9%	37,409	39.5%	33,085	62.7%	126,292	42.3%
Underwriting income	$18,718	87.7%	$13,146	86.1%	$13,493	74.4%	$45,357	84.8%

2012

Gross premiums written	$188,682		$161,061		$56,159		$405,902
Net premiums written	139,628		118,010		52,333		309,971
Net premiums earned	129,215		96,840		52,809		278,864
Net loss & settlement expenses	69,797	54.0%	48,453	50.0%	4,638	8.9%	122,888	44.1%
Net operating expenses	47,815	37.0%	36,760	37.9%	34,837	66.0%	119,412	42.8%
Underwriting income	$11,603	91.0%	$11,627	87.9%	$13,334	74.9%	$36,564	86.9%